                               STOCK PURCHASE AGREEMENT


    THIS AGREEMENT is made and entered into effective as of the 30th day of April, 1996, by and among WARREN AMENDOLA, SR., an individual residing in the State of New York, PATRICIA AMENDOLA, an individual residing in the State of New York, and THREE R PROFIT SHARING RETIREMENT PLAN (collectively, the "Corporate Sellers"); WARREN AMENDOLA, SR., WARREN AMENDOLA, JR., RICHARD AMENDOLA and RUSSELL AMENDOLA, all individuals residing in the State of New York (collectively, the "Three R Sellers"); USA SKATE CORPORATION, a Delaware corporation ("Buyer"); and CALIFORNIA PRO SPORTS, INC., a Delaware corporation ("California Pro"). The Sellers, Buyer and California Pro hereinafter collectively are referred to as the "Parties."

                                     WITNESSETH:

         The Corporate Sellers own 58-1/3% of the outstanding common stock of USA Skate Co., Inc. a New York corporation ("USA Skate"), and Three R Sales, Inc., a New York corporation ("Three R") owns 41-2/3% of the outstanding common stock of USA Skate.

    A.   The Three R Sellers own all of the outstanding common stock of Three
R.

    B. USA Skate either directly or indirectly owns 100% of the issued and outstanding capital stock of Les Equipements Sportifs Davtec, Inc., a corporation incorporated under the law of the Province of Quebec, Canada ("Davtec").

    C. California Pro is a majority shareholder of Buyer and has a vested interest in the transactions referred to herein and is a Party to this Agreement.

    NOW, THEREFORE, for and in consideration of the representations, warranties and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the Parties agree as follows:

1   DEFINITIONS.

    1.1 "Adverse Consequences" means actual damages suffered, including all expenses, costs of investigation and reasonable attorney's fees.

    1.2  "Amendola" means Warren Amendola, Sr.

    1.3 "Buyer Documents" means all agreements and instruments required hereby to be executed and/or delivered by Buyer or California Pro.

    1.4 "CALP Common Stock" means the shares of common stock of California Pro delivered to Amendola under the Consulting and Non-Competition Agreement entered into among Amendola, Buyer and California Pro in connection with this Agreement.

    1.5  "Casazza" means Michael S. Casazza, Sr.

    1.6 "Closing Date" means the date on which the Parties close the transactions provided for under this Agreement.

    1.7  "Code" means the Internal Revenue Code of 1986, as amended.

    1.8 "Confidential Information" means any information concerning the businesses and affairs of any of the Corporation, Three R, the Buyer or California Pro which is not generally known to the public or trade.

    1.9 "Corporate Shares" means shares of the issued and outstanding common stock, $.10 par value per share, of USA Skate.

    1.10 "Corporation" means USA Skate and Davtec, unless indicated otherwise herein.

    1.11 "Employee Benefit Plan" means any: (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, as defined in Section 3(2) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"); (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan; (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan; (d) Employee Welfare Benefit Plan, as defined in Section 3(1) of ERISA, or other material fringe benefit plan or program; or (e) any plan of similar tenor, scope, or effect under the laws of Canada or the Provinces of Ontario or Quebec.

    1.12 "Environmental Law or Laws" means any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or requirements of any governmental authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, as they may now exist, including all requirements pertaining to reporting, licensing, permitting, investigation, removal or remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants or relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, chemical substances, pollutants or contaminants, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Toxic Substance Control Act, as amended, the Resource Conservation and Recovery Act, as amended ("RCRA"), the Clean Air Act, as amended, and the Clean Water Act, as amended. This term also means any and all laws enacted by Canada or the Provinces of Quebec or Ontario, and any and all regulations, rules, ordinances, or interpretations thereof enacted, now in effect, which have a similar effect as in the United States.

    1.13 "Environmental Liabilities" means any and all Liabilities for the violation of, or remediation under, any Environmental Laws. "Environmental Liabilities" shall be deemed to exist regardless of any claim for insurance, contribution, or reimbursement of the liability.

    1.14 "EPA" means the United States Environmental Protection Agency.

    1.15 "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

    1.16 "Fong" means Henry Fong.

    1.17 "GAAP" means generally accepted accounting principles consistently applied and maintained throughout the periods indicated.

    1.18 "Governmental Body" means any domestic or foreign national, state or municipal or other local government or multi-national body (including, but not limited to, the European Economic Community), any subdivision, agency, commission or authority thereof, or any quasi-governmental, quasi-judicial or private body exercising any regulatory or taxing authority thereunder.

    1.19 "Hazardous Materials" means any substance (a) the presence of which is at, on, over, beneath, in or upon any real or personal property, building, structure, container of any nature or description, subsurface strata, ambient air or ambient water or requires investigation, removal or remediation under any Environmental Law or common law, (b) which is now defined as a "hazardous substance," "hazardous material," "hazardous waste," "pollutant" or "contaminant" under any Environmental Law, and/or (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any Governmental Authority under any Environmental Law.

    1.20 "Intellectual Property" means all: (a) patents, patent applications, patents pending, patent disclosures and improvements thereto; (b) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof, specifically including without limitation the names "USA Skate," "Davtec," "Vic" and "Victoriaville;" (c) copyrights and registrations and applications for registration thereof; (d) mask works and registrations and applications for registration thereof; (e) operating and application computer software, databases and documentation; (f) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information; (g) other proprietary rights; and (h) copies and tangible embodiments thereof (in whatever form or medium).

    1.21 "Knowledge" means actual knowledge without independent investigation.

    1.22 "Liability" means any liability, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due, including any liability for Taxes and Environmental Liabilities.

    1.23 "Material Adverse Effect" means any material and adverse effect, whether individually or in the aggregate upon the assets, business, properties or condition, financial or otherwise, of the Corporation taken as a whole.

    1.24 "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice of the Corporation, including with respect to quantity and frequency.

    1.25 "Person" means any individual, corporation, partnership, joint venture, trust, association, unincorporated organization, other entity or groups of entities, or Governmental Body.

    1.26 "Premises" means the following facilities:

         USA SKATE

         7 Brayton Court
         Commack, NY  11725

         DAVTEC

         410 Third Rue            8051 Jarry Est
         Daveluyville, Quebec     Montreal, Quebec
         Canada  G02 1C0          Canada  H1J 1H5

         238 Galaxy Boulevard     811300 (o/a McMartin
         Etobicoke, Ontario       Hockey Protection)
         Canada  M9W 5R8          Ontario, Inc.
                                  157 King Street
                                  London, Ontario
                                  Canada  N5W 2X9

    1.27 "Products Liability" means any liability, including any losses, including attorneys fees and costs of investigation, to which the Corporation (or the Buyer or any affiliate of the Buyer, as successor to the Corporation) may become subject insofar as such liability is (i) based upon, arises out of or is otherwise in respect of any express or implied representation, warranty, agreement or guaranty to a customer, user or purchaser, or due to, or asserted to be arising out of or due to, any product involved in an occurrence before the Closing Date, and (ii) is not covered by the Corporation's insurance.

    1.28 "SEC" means the United States Securities and Exchange Commission.

    1.29 "Securities Act" means the United States Securities Act of 1933, as amended.

    1.30 "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, claim, or other lien, other than: (a) mechanics', materialmans' and similar liens; (b) liens for Taxes not yet due and payable, or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings; (c) liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation; (d) liens on goods in transit incurred pursuant to documentary letters of credit;
(e) purchase money liens and liens securing rental payments under capital lease arrangements; and (f) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

    1.31 "Seller Documents" means all agreements and instruments required hereby to be executed and/or delivered by the Sellers.

    1.32 "Sellers" means, collectively, the Corporate Sellers and the Three R Sellers.

    1.33 "Tax" means any federal, state, local or foreign income, gross receipts, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated, net worth, self-employment, Medicaid, or other tax, including any interest, penalty or addition thereto, whether or not disputed.

    1.34 "Three R Shares" means shares of capital stock of Three R.

2   PURCHASE AND SALE OF CORPORATE SHARES.

    2.1 THE TRANSACTION. On and subject to the terms and conditions of this Agreement and for the consideration specified below in this Section 2:

         (a) Buyer hereby purchases from Corporate Sellers, and each Corporate Seller hereby sells to Buyer all of his Corporate Shares; and

         (b) Buyer hereby purchases from the Three R Sellers and each Three R Seller hereby sells to Buyer all of his Three R Shares.

    2.2 CONSIDERATION. Buyer hereby delivers to the Sellers the following consideration:

         (a)  $3,650,000 by bank check (the "Cash Payment");

         (b) Buyer's promissory note in the form attached as EXHIBIT A (the "Note") payable to Sellers in the aggregate principal amount of $1,050,000, bearing interest at the rate of 8% per annum which is guaranteed jointly and severally by California Pro, Fong and Casazza, and to the extent of $450,000 also by Carolyn Fong; and

         (c) certificates representing 250,000 shares of the common stock of Buyer, $.01 par value per share (the "Buyer Shares").

    The consideration shall be allocated among Sellers in proportion to their holdings of the Corporate Shares and/or the Three R Shares as specifically set forth in Section 2.2 of the Sellers' Disclosure Schedule.

3   REPRESENTATIONS OF THE PARTIES CONCERNING THE TRANSACTION.

    3.1 REPRESENTATIONS OF SELLERS. Each Seller, jointly and severally, represents to the Buyer and California Pro that the representations contained in this Section 3.1 are correct and complete, except as qualified in the disclosure schedule delivered by Sellers hereunder (the "Sellers' Disclosure Schedule"). The Sellers' Disclosure Schedule is arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.1.

         (a) AUTHORIZATION OF TRANSACTION. Each Seller has full power and authority to execute and deliver this Agreement and the other Seller Documents and to perform his, her, or its obligations hereunder or thereunder. This Agreement and the other Seller Documents constitute the valid and legally binding obligation of such Seller, enforceable in accordance with its terms and conditions. Said Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Body in order to consummate the transactions contemplated by this Agreement.

         (b) NONCONTRAVENTION. Except as set forth in Section 3.1(b) of the Sellers' Disclosure Schedule, neither the execution and delivery of this Agreement or the other Seller Documents, nor consummation of the transactions contemplated hereby or thereby: (a) violates any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any Governmental Body or court to which such Seller is subject; or (b) conflicts with, results in a breach of, constitutes a default under, results in the acceleration of, creates in any Person the right to accelerate, terminate, modify or cancel, or requires any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which such Seller is a party or by which such Seller is bound or to which any of such Seller's assets is subject, unless the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the ability of the Sellers to consummate the transactions contemplated by this Agreement.

         (c)  OWNERSHIP OF CORPORATE SHARES AND THREE R SHARES.

              (i) The Corporate Sellers represent and warrant that they own 58-1/3% of the issued and outstanding capital stock of USA Skate and that USA Skate, either directly or indirectly, owns all of the issued and outstanding capital stock of Davtec. Each Corporate Seller further represents and warrants that he is the lawful owner of the Corporate Shares being sold, transferred and delivered by him to Buyer hereunder, free and clear of any and all security interests, liens or other encumbrances. Each Corporate Seller hereby warrants that he is selling, transferring and delivering to Buyer hereunder all of his
Corporate Shares.   Each Corporate Seller represents and warrants that his
Corporate Shares are not subject to any options, warrants or other rights providing for the disposition or acquisition of his Corporate Shares.

              (ii) The Three R Sellers represent and warrant that they own all of the issued and outstanding capital stock of Three R and that Three R owns 41-2/3% of the Corporate Shares. Each Three R Seller hereby represents and warrants that he is the lawful owner of the Three R Shares being sold, transferred and delivered by him to Buyer hereunder, free and clear of any and all security interests, liens or other encumbrances. Each Three R Seller hereby warrants that he is selling, transferring and delivering to Buyer hereunder all of his Three R Shares.
Each Three R Seller represents and warrants that his Three R Shares are not subject to any options, warrants or other rights providing for the disposition or acquisition of his Three R Shares.

         (d) BROKERS' FEES. Sellers have no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Corporation, Three R, Buyer or California Pro could become liable or obligated.

         (e)  PATENTS AND TRADEMARKS.  Amendola represents and warrants that
Section 3.1(e) of the Sellers' Disclosure Schedule sets forth all patents, trademarks, service marks, trade names and franchises owned by him which are used by the Corporation, all applications for any of the foregoing, and all permits, grants and licenses or other rights running between him and the Corporation relating to any of the foregoing (collectively, the "VIC Marks"). Except as set forth in Section 3.1(e) of the Sellers' Disclosure Schedule, Amendola hereby represents that, and to the Knowledge of the Sellers (other than Amendola), the Sellers other than Amendola hereby represent that the VIC Marks are free and clear of any liens or security interests and there exist no obligations with respect to the VIC Marks requiring Amendola or the Corporation to make any payment to any third party in respect of its use or otherwise. Neither Amendola nor the Corporation has agreed to indemnify any person for or against any interference, infringement, misappropriation or other conflict with respect to the VIC Marks.

         Except as set forth in Section 3.1(e) of the Sellers' Disclosure Schedule, none of the Sellers (including Amendola) or the Corporation has received (i) any notice of any patent, invention, trademark, service mark or trade name of any other person that infringes upon, or is infringed upon by, any of the Intellectual Property (ii) any notice of any claim of any other Person relating to any of the VIC Marks or any process or confidential information of Amendola or the Corporation and (iii) none of the Sellers (including Amendola) or the Corporation knows of any basis for any such charge or claim. Notwithstanding anything to the contrary in this Section 3.1(e) or elsewhere herein, no representation or warranty is made concerning the tradename and/or trademark "Hespeler" or its use, value or importance to the Corporation.

         (f) INVESTMENT. Sellers (i) understand that the Buyer Shares have not been registered under the Securities Act and are being offered and sold in reliance upon exemptions from the registration requirement under federal and state securities laws for transactions not involving any public offering; (ii) are acquiring the Buyer Shares solely for Sellers' own accounts for investment purposes and not with a view to the distribution thereof; (iii) are sophisticated investors with knowledge and experience in business and financial matters; and (iv) have received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in holding the Buyer Shares.

         (g) NOTE EXTENSIONS. The due date of the obligations owed by the Corporation to Warren Amendola, Jr., Richard Amendola, Russell Amendola and Three R Profit Sharing Retirement Plan as reflected in Attachment 1 to Section 4.1(l) of the Corporation Disclosure Schedule have been extended through December 31, 1997.

    3.2 REPRESENTATIONS OF BUYER AND CALIFORNIA PRO. Buyer and California Pro, jointly and severally, represent and warrant to the Sellers that the statements contained in this Section 3.2 are correct and complete.

         (a) ORGANIZATION. The Buyer and California Pro each is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

         (b) AUTHORIZATION OF TRANSACTION. Each of Buyer and California Pro has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and its respective other Buyer Documents and to perform its obligations hereunder or thereunder. This Agreement and the other Buyer Documents constitute the valid and legally binding obligations of Buyer and California Pro, respectively, enforceable in accordance with their terms and conditions. Neither Buyer nor California Pro is required to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Body in order to consummate the transactions contemplated by this Agreement.

         (c) NONCONTRAVENTION. As to each of California Pro and Buyer, neither the execution and delivery of this Agreement or its respective other Buyer Documents, nor consummation of the transactions contemplated hereby or thereby:(i) violates any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any Governmental Body or court to which it is subject or any provision of its charter or bylaws; or (ii) conflicts with, results in a breach of, constitutes a default under, results in the acceleration of, creates in any Person the right to accelerate, terminate, modify or cancel, or requires any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which it is a party or by which it is bound or to which any of its assets is subject, except (x) that under its existing credit facility, California Pro must obtain the consent of LaSalle National Bank or
(y) where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on its financial condition or its ability to consummate the transactions contemplated by this Agreement.

         (d) LITIGATION. Neither California Pro nor Buyer (i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction or charge; or
(ii) is a party to or, to the Knowledge of California Pro or Buyer, has been threatened with any charge, complaint, action, suit, proceeding, hearing or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction which, in the aggregate, would not have a material adverse effect.

         (e) LEGAL COMPLIANCE. To the Knowledge of California Pro and Buyer, each has complied with all laws (including rules and regulations thereunder) of each Governmental Body with jurisdiction, including SEC compliance and regulatory compliance. Neither California Pro nor Buyer is currently in violation of any rule or regulation of Nasdaq, although California Pro will be required (and hereby agrees) to list the shares of its common stock issuable to Amendola in connection with his Consulting and Non-Compete Agreement provided for in Section 5.4, in an application for listing of additional shares to be filed with Nasdaq as a result of the completion of the transactions contemplated hereunder.

         (f)  BROKERS' FEES.  All brokerage fees and expenses due Geneva
Capital Markets in connection with this Agreement shall be paid by the Buyer and/or California Pro, which will indemnify and hold Sellers harmless therefrom. Neither Buyer nor California Pro has any other liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Sellers could become liable or obligated.

         (g) INVESTMENT. Buyer: (i) understands that neither the Corporate Shares nor the Three R Shares have been, and will not be, registered under the Securities Act, or under any securities laws, and are being offered and sold in reliance upon exemptions from the registration requirements under federal and state securities laws for transactions not involving any public offering; (ii) is acquiring the Corporate Shares and the Three R Shares solely for Buyer's own account for investment purposes and not with a view to the distribution thereof; (iii) is a sophisticated investor with knowledge and experience in business and financial matters; and (iv) subject to the representations and warranties contained herein, has received certain information concerning the Corporation and Three
R and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in holding the Corporate
Shares and the Three R Shares.

         (h) CERTAIN INFORMATION. California Pro has delivered to the Sellers a copy of its Prospectus dated January 18, 1995 which was included in a Registration Statement filed under the Securities Act, its financial statements for the year ended December 31, 1994 filed under cover of Form 10-KSB, its Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 and its Annual Report on Form 10-KSB for the year ended December 31, 1995, all as filed under the Exchange Act (collectively, the "Exchange Act Reports").

         (i) FINANCIAL STATEMENTS. The financial statements included or incorporated by reference in the Exchange Act Reports present fairly the financial condition of California Pro as of the dates indicated and the results of its operations and changes in its financial position for the periods therein specified and have been prepared in accordance with GAAP, subject in the case of interim statements to normal changes resulting from year-end adjustments.

4   REPRESENTATIONS AND WARRANTIES CONCERNING THE CORPORATION AND THREE R.

    4.1 REPRESENTATIONS AND WARRANTIES CONCERNING THE CORPORATION. The Sellers, jointly and severally, represent and warrant to Buyer and California Pro that the statements contained in this Section 4.1 are true and complete except as qualified in the Corporation's disclosure schedule delivered by the Sellers hereunder (the "Corporation Disclosure Schedule"). The Corporation Disclosure Schedule is arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.1.

         (a) ORGANIZATION, QUALIFICATION AND CORPORATE POWER. USA Skate and Davtec each is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. USA Skate and Davtec each is duly authorized to conduct business as a foreign corporation and is in good standing under the laws of each jurisdiction where the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the lack of such qualification would not have a Material Adverse Effect. USA Skate and Davtec each has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 4.1(a) of the Corporation Disclosure Schedule lists the directors and officers of each of USA Skate and Davtec. Section 4.1(a) of the Corporation Disclosure Schedule also sets forth USA Skate's ownership or similar interests, whether direct or indirect, in each of its subsidiaries, partnerships, joint venture or other business enterprises or entities, none of which, other than Davtec, has any business, assets or liabilities other than direct or indirect ownership of capital stock of USA Skate or Davtec, or any subsidiaries. The Corporation, except as shown in Section 4.1(a) of the Corporation Disclosure Schedule, has no ownership or similar interest in any other Person.

         (b) CAPITALIZATION OF USA SKATE. The authorized capital stock of USA Skate consists of 100 shares of common stock having a par value of $.10 per share, of which 60 shares are issued and outstanding. All of the issued and outstanding shares of common stock of USA Skate have been duly authorized, are validly issued, fully paid and nonassessable, and are held of record by the respective Corporate Sellers and Three R. USA Skate has not granted or issued any options, warrants or other rights providing for the issuance, disposition or acquisition of any of USA Skate's or Davtec's capital stock.

         (c) CAPITALIZATION OF DAVTEC. The authorized capital stock of Davtec consists of an unlimited number of common shares and an unlimited number of preference shares, all of which are without par value, and of which 1,890 common shares are issued and outstanding. No preference shares have been issued. The outstanding common shares of Davtec have been duly authorized, are validly issued, fully paid and nonassessable, and are held of record, either directly or indirectly, by USA Skate. There are no outstanding or authorized options, warrants or other rights providing for the issuance, disposition or acquisition of any of Davtec's capital stock.

         (d) NONCONTRAVENTION. Neither the execution and delivery of any document executed and delivered by USA Skate in connection with the transaction contemplated hereunder, nor consummation of the transactions contemplated hereby or thereby: (i) violates any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any Governmental Body or court to which the Corporation is subject or any provision of the charter or bylaws of the Corporation; or (ii) conflicts with, results in a breach of, constitutes a default under, results in the acceleration of, creates in any Person the right to accelerate, terminate, modify or cancel, or requires any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Corporation is a party or by which it is bound or to which any of its assets is subject or which could result in the imposition of any Security Interest upon any of its assets, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the financial condition of the Corporation or on the ability of the Corporation to consummate the transactions contemplated by this Agreement. The Corporation is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Body in order for the Sellers to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect.

         (e) CONSOLIDATED NET INCOME. The consolidated net income of the Corporation for the twelve calendar months ended December 31, 1995 was not less than $300,000 provided, however, Amendola may discharge without payment Davtec's royalty liability owed to him in order to achieve this minimum level of consolidated net income.

         (f) EVENTS SUBSEQUENT TO DECEMBER 31, 1995. Since December 31, 1995, except as otherwise contemplated by this Agreement or as disclosed on Section 4.1(f) of the Corporation Disclosure Schedule, there has not been, occurred or arisen, with respect to the Corporation:

              (i) any change or amendment in its Articles or Certificate of Incorporation or Bylaws, or other governing instruments;

              (ii) any damage, destruction or loss of any of its properties or assets (whether or not covered by insurance), except as is normal and customary in the operation of its business;

              (iii) any sale, lease, transfer, or assignment of any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

              (iv) the execution of, or any other commitment to any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business;

              (v) any acceleration, termination, modification, or cancellation of any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $37,500 to which it is a party or by which it is bound;

              (vi) any Security Interest imposed upon any of its assets, tangible or intangible;

              (vii) any capital expenditure (or series of related capital expenditures) either involving more than $37,500 or outside the Ordinary Course of Business;

              (viii) any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $37,500 or outside the Ordinary Course of Business;

              (ix) any issuance of any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $20,000 singly or $37,500 in the aggregate;

              (x) any intentional delay or postponement of the payment of its accounts payable or other liabilities;

              (xi) any grant of any license or sublicense of any rights under or with respect to any Intellectual Property;

              (xii) any loan to, or any entrance into any other transaction with, any of its directors, officers, and employees either involving more than $1,000 singly or $5,000 in the aggregate;

              (xiii) any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

              (xiv) any increase in the base compensation of any of its directors, officers, or employees;

              (xv) the adoption, amendment, modification, or termination of any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, or employees (or taken away any such action with respect to any other Employee Benefit Plan);

              (xvi) any agreement or commitment, whether in writing or otherwise, to do any of the foregoing;

              (xvii) authorization for the payment of, or payment of any dividend on the capital stock of, or any redemption of stock or other equity securities of, the Corporation;

              (xviii) any material adverse change from the Corporation's 1996 calendar plan as included as Section 4.1(f)(xviii) of the Corporation Disclosure Schedule; or

              (xix) any other material adverse change.

         (g)  TAX MATTERS.

              (i) The Corporation has filed all Tax returns required to be filed, and has paid all Taxes due and owing for all periods prior to the Closing.

              (ii) None of the federal, state, provincial, local, and foreign income Tax returns filed with respect to the Corporation for years open under the applicable statute of limitations have been audited, nor are any such Tax returns currently under audit except as set forth in Section 4.1(g)(ii) of the Corporation Disclosure Schedule. The Sellers have made available to Buyer correct and complete copies of all federal income Tax returns, examination reports, and statements of deficiencies assessed against or agreed to by the Corporation for all years since the year ending December 31, 1990, and have made available to Buyer and California Pro copies of the foregoing, filed by the Sellers or the Corporation.

              (iii) The Corporation has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (h)  PROPERTY.

              (i) All leases to which the Corporation is a party, are in full force and effect and neither the Corporation, nor to the Knowledge of the Sellers, is any landlord or lessor in default under or with respect to any such lease. No approvals or consents of any Person are required in order that any lease remain enforceable as a result of the consummation of the transactions contemplated by this Agreement. The Corporation enjoys the right of quiet possession of the assets and properties covered by each of the leases as against all other Persons. None of the Sellers, or the Corporation, has received any notice of any claim or threatened claim with respect to the leases or the Corporation's rights thereunder.

              (ii) The Corporation does not own any interest in real property other than the real property owned by Davtec as described in Section 4.1(h)(ii) of the Corporation Disclosure Schedule.

         (i) TANGIBLE PROPERTY. All of the machinery, equipment, furniture, leasehold improvements, fixtures and vehicles owned by the Corporation are in good operating condition and repair consistent with the age thereof, subject only to normal wear and tear.

         (j) TITLE TO PROPERTIES. The Corporation has valid title to all properties (real, personal and mixed, tangible and intangible) that it purports to own, except for personal property sold in the Ordinary Course of Business; and except as shown in Section 4.1(j) of the Corporation Disclosure Schedule, all properties and assets are owned free and clear of any Security Interests.

         (k) INTELLECTUAL PROPERTY. Except as disclosed in Section 4.1(k) of the Sellers' Disclosure Schedule, prior to the date of this Agreement, the Corporation has had the legal right, free of royalty or other payment obligation, to use the VIC Marks owned by Amendola. There is no Intellectual Property which is important to the business of the Corporation other than the VIC Marks, the corporate names of USA Skate and Davtec and the "Hespeler" mark.

         (l) CONTRACTS. Except as set forth in Section 4.1(l) of the Corporation Disclosure Schedule, the Corporation is not a party to a contract or agreement, oral or written, which (i) either was not entered into in the Ordinary Course of Business or (ii) relates to:

              (A)  capital expenditures;

              (B)  the payment of more than $30,000;

              (C) any loan or advance to or investment in any Person, any guarantee, any management, consulting, employment, severance, union or similar contract or agreement, any contract or agreement limiting its freedom from engaging in any line of business or competing with any Person; or

              (D) any arrangement involving any Seller, its officers, employees or directors and the Corporation; or

              (E) outstanding indebtedness and related obligations of the Corporation to United Jersey Bank and Caisse Populaire de Daveluyville in Quebec, Canada.

         (m) NOTES AND ACCOUNTS RECEIVABLE. Section 4.1(m) of the Corporation Disclosure Schedule sets forth a summary of all of the notes and accounts receivable of USA Skate as of April 25, 1996 and Davtec as of March 31, 1996. The notes and accounts receivable are reflected properly on the books and records of the Corporation, as appropriate. The accounts receivable are valid receivables arising in the Ordinary Course of Business in the aggregate recorded amounts thereof (net of any balance sheet reserves therefor) and, to the Knowledge of the Sellers, are not subject to any setoffs or counterclaims, except as reflected in Section 4.1(m) of the Corporation Disclosure Schedule.

         (n) INVENTORY. Section 4.1(n) of the Corporation Disclosure Schedule sets forth a summary description of the inventory of USA Skate at April 25, 1996 and Davtec at March 31, 1996 (the "Inventory"). Except as set forth in Section 4.1(n) of the Corporation Disclosure Schedule:

              (i) The Inventory consists of goods and products of a type and quality customarily offered for sale by the Corporation in the ordinary course of business as presently conducted by the Corporation, as applicable.

              (ii) To the Sellers' Knowledge, the levels of Inventory do not materially exceed or fall below the levels of inventory customarily maintained by the Corporation, as applicable, in the Ordinary Course of Business for the next 12 months.

         (o) LOCATION OF ASSETS. Except as set forth in Section 4.1(o) of the Corporation Disclosure Schedule, all of the assets of USA Skate are located at 7 Brayton Court, Commack, New York 11725.

         (p) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Corporation except powers of attorney given in the Ordinary Course of Business to customs brokers and similar Persons.

         (q)  LITIGATION.  Section 4.1(q) of the Corporation Disclosure
Schedule sets forth each instance in which the Corporation:(i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction or charge; or (ii) is a party to or, to the Knowledge of the Sellers, has been threatened with, any charge, complaint, action, suit, proceeding, hearing or investigation of or in any court or Governmental Body.

         (r)  EMPLOYEE BENEFITS.

              (i) All Employee Benefit Plans maintained by the Corporation and/or Three R for the benefit of any current or former employees of the Corporation or Three R, as applicable, comply in form and in operation in all respects with the applicable requirements of ERISA and the Code and/or the laws of Canada and the Provinces of Ontario or Quebec, except where the failure to comply would not have a Material Adverse Effect.

              (ii) All contributions (including all employer contributions and employees salary reduction contributions) which are due have been paid to each Employee Pension Benefit Plan.

              (iii) To the Knowledge of the Sellers, no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand with respect to the administration or the investment of the assets of any Employee Benefit Plan (other than routine claims for benefits) is pending or threatened.

         (s) The Sellers have made available to Buyer correct and complete copies of existing plan documents and summary plan descriptions, the most recent Form 5500 Annual Report (and any report required by Canadian or Provincial authorities), and all related trust agreements, insurance contracts, and other funding agreements which implement each Employee Benefit Plan.

         (t) BANKING RELATIONSHIPS. Section 4.1(t) of the Corporation Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Corporation maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to have access thereto, draw thereon or make withdrawals therefrom.

         (u) INSURANCE. To Sellers' Knowledge, the Corporation has in effect fire, liability, worker's compensation and other forms of insurance of a nature and in amounts sufficient to protect the assets and business of the Corporation.

         (v) LABOR RELATIONS. To the Knowledge of the Sellers, there are no other liabilities of the Corporation attributable to any of its employees for compensation, benefits, vacation, sick leave, bonuses or other similar items which are properly reflected in the books of account of the Corporation. Except as set forth in Section 4.1(l) 11 of the Corporation Disclosure Schedule, no employee of the Corporation is subject to any collective bargaining agreement, and the Corporation has not received any notification that any employee or group of employees intends to seek a vote to determine whether the employees should be represented by a labor union or other entity.

         (w) LEGAL COMPLIANCE. To the Knowledge of the Sellers, the Corporation is not now in violation of any laws (including rules and regulations thereunder) of any Governmental Body having jurisdiction, including any requirements relating to antitrust, consumer protection, currency exchange, equal opportunity, health, occupational safety, pension and securities matters. To the Knowledge of the Sellers, the Corporation has all licenses, permits, orders and approvals from Governmental Bodies required for the conduct of its business, and are not in violation of any such license, permit, order or approval.

         (x) ENVIRONMENTAL LAWS AND REGULATIONS. The Corporation is in compliance with all Environmental Laws. There are no underground storage tanks located at, in, on or under the surface of any of the Premises. The Corporation has not received any written or oral requests for information, notice of claim or violation, demand or other notification from any Governmental Body or any third party, that it may be potentially responsible for any threatened or actual release of Hazardous Materials, or violation of or noncompliance with any Environmental Laws. The Corporation is not subject to any agreement, consent, decree, administrative order, notice or enforcement action brought under any Environmental Laws or any common law theory of liability. None of the Sellers or the Corporation has any Knowledge of any Environmental Liabilities relating to the business of the Corporation, the Premises or any contiguous realty.

         (y) BROKERS' FEES. The Corporation has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Corporation, Three R, Buyer or California Pro could become liable or obligated.

         (z) LIABILITIES. The Corporation has no liability and, to the Knowledge of the Sellers and the Corporation, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Corporation giving rise to any liability, except for (i) consolidated liabilities at December 31, 1995, determined in accordance with GAAP and properly recorded or reflected on the Corporation's books and records, which did not exceed $8,728,800, (ii)liabilities which have arisen after December 31, 1995 in the Ordinary Course of Business; and (iii) liabilities reflected or disclosed in the Corporation Disclosure Schedule.

    4.2 REPRESENTATIONS AND WARRANTIES CONCERNING THREE R. The Sellers, jointly and severally, represent and warrant to Buyer and California Pro that the statements contained in this Section 4.2 are true and complete except as set forth in the Three R disclosure schedule delivered by Sellers hereunder (the "Three R Disclosure Schedule"). The Three R Disclosure Schedule is arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.2.

         (a) ORGANIZATION, QUALIFICATION AND CORPORATE POWER. Three R is a corporation duly organized, validly existing and in good standing under the laws of New York. Three R has no business activities, assets or liabilities, known or unknown, other than its ownership of Corporate Shares. Three R has full corporate power and authority to own the Corporate Shares it owns. Section 4.2(a) of the Three R Disclosure Schedule lists the directors and officers of Three R. Except as shown in Section 4.2(a) of the Three R Disclosure Schedule, Three R has no interest in any other Person.

         (b) CAPITALIZATION OF THREE R. The authorized capital stock of Three R consists of 100 shares of common stock, no par value, of which 100 Three R Shares are issued and outstanding. All of the issued and outstanding shares of common stock of Three R have been duly authorized, are validly issued, fully paid and nonassessable, and are held of record by the respective Three R Sellers. Three R has not granted or issued any options, warrants or other rights providing for the issuance, disposition or acquisition of any of Three R's capital stock or the Corporate Shares owned by it.

         (c)  TAX MATTERS.

              (i) Three R has filed all Tax returns required to be filed, and has paid all Taxes due and owing.

              (ii) None of the federal, state, provincial, local, and foreign income Tax returns filed with respect to Three R for years open under the applicable statute of limitations have been audited, nor are any such Tax returns currently under audit except as set forth in Section 4.2(c)(ii) of the Three R Disclosure Schedule. Sellers have made available to Buyer correct and complete copies of all federal income Tax returns, examination reports, and statements of deficiencies assessed against or agreed to by Three R for all years since the year ending December 31, 1990, and have made available to Buyer and California Pro copies of the foregoing filed by Sellers or Three R.

              (iii) Three R has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (d) BANKING RELATIONSHIPS. Section 4.2(d) of the Three R Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which Three R maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to have access thereto, draw thereon or make withdrawals therefrom.

         (e) LEGAL COMPLIANCE. To the Knowledge of Sellers, Three R is not now in violation of any laws (including rules and regulations thereunder) of any Governmental Body having jurisdiction, including any requirements relating to antitrust, consumer protection, currency exchange, equal opportunity, health, occupational safety, pension and securities matters. To the Knowledge of Sellers, Three R has all licenses, permits, orders and approvals from Governmental Bodies required for the conduct of its business, and are not in violation of any such license, permit, order or approval.

         (f) BROKERS' FEES. Three R has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Corporation, Three R, Buyer or California Pro could become liable or obligated.

         (g) UNDISCLOSED LIABILITIES. Three R has no Liabilities and, to the Knowledge of the Sellers and Three R, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Three R or the Three R Sellers giving rise to any Liability of Three R other than minimum franchise taxes not yet due or payable.

5   DELIVERIES ON THE CLOSING DATE.  The Parties shall make the following additional deliveries on the Closing Date, each of which shall be conditioned upon delivery of all of the others and all of which shall be deemed to have been delivered simultaneously:

    5.1 SELLERS' SHARES. Each of the Corporate Sellers shall deliver stock certificates representing all of his Corporate Shares, and each Three R Seller shall deliver stock certificates representing all of his Three R Shares, together with stock powers in form and properly executed to convey title to the Corporate Shares and the Three R Shares to Buyer. Immediately upon presentation of the proper documentation, USA Skate shall transfer the Corporate Shares and Three R shall transfer the Three R Shares into the name of Buyer.

    5.2 CONSIDERATION. Buyer shall deliver to Sellers the Cash Payment and Note, and California Pro, Fong, Carolyn Fong and Casazza shall deliver their respective Guaranties related to payment of the Note, in the forms of EXHIBIT A and the attachment thereto.

    5.3 LICENSE AGREEMENT. Amendola shall deliver to USA Skate a license agreement related to the rights to the VIC Marks. Buyer, California Pro, Fong and Casazza shall deliver their respective Guaranties related to payment of the royalties due under the License Agreement, in the forms annexed as EXHIBIT B and the attachments thereto.

    5.4 CONSULTING AND NON-COMPETITION AGREEMENT. Amendola and the Buyer and California Pro shall enter into a Consulting and Non-Competition Agreement and Fong and Casazza shall deliver their respective Guaranties, in the forms annexed as EXHIBIT C and the attachments thereto.

    5.5 ESCROW AGREEMENT. Amendola, Buyer, California Pro shall enter into an Escrow Agreement with Blau, Kramer, Wactlar & Lieberman, P.C. in the form of EXHIBIT D.

    5.6  LEGAL OPINIONS.

         (a) The Sellers, the Corporation and Three R shall deliver to Buyer, California Pro and LaSalle National Bank, a legal opinion of their counsel, Blau, Kramer, Wactlar & Lieberman, P.C., in form and content reasonably acceptable to Buyer and California Pro.

         (b) The Buyer and California Pro shall deliver to the Sellers, the Corporation and Three R a legal opinion of their counsel, Friedlob Sanderson Raskin Paulson & Tourtillott, LLC, in form and content reasonably acceptable to the Sellers, the Corporation and Three R.

    5.7 CORPORATE RECORDS. The Corporation, Three R and Sellers shall deliver to Buyer copies of:(i) the Articles or Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Corporation and Three R; (ii) the minute books of the Corporation and Three R covering all proceedings, consents, actions and meetings of their shareholders and Board of Directors; and (iii) the stock transfer ledgers of the Corporation and Three R and shareholder lists setting forth all owners of the capital stock as they appear in the stock transfer ledgers of the Corporation and Three R.

    5.8 GUARANTY LETTER. On or following the Closing Date, Amendola shall sign a guarantee letter for CAN $650,000 in favor of LA CAISSE POPULAIRE DE Daveluyville for the benefit of Davtec, which such bank has agreed to substitute for Amendola's existing guarantee letters of CAN $584,000 and CAN $750,000.

    5.9  MATTERS RELATING TO CAISSE POPULAIRE.

         (a) BUYER CONTRIBUTION. Buyer shall make a U.S. $500,000 capital contribution to Davtec to be used to pay down its borrowings from LA CAISSE POPULAIRE DE Daveluyville.

         (b)  AMENDOLA LOAN.   Amendola shall make a payment to Davtec of U.S.
$165,000 to be used to pay down its borrowings from LA CAISSE POPULAIRE DE Daveluyville. Of this amount, U.S. $125,000 will be a loan and evidenced by a promissory note payable to Amendola which note will be guaranteed by California Pro in the form of EXHIBIT H and the attachment thereto; and the remaining U.S. $40,000 will be used to satisfy the net U.S. $40,000 receivable owed to USA Skate or Davtec by Amendola, Patricia Amendola and Three R as reflected in Attachment 1 to Section 4.1(l) of the Corporation Disclosure Schedule.

         (c) CREDIT LINE EXTENSION. LA CAISSE POPULAIRE DE Daveluyville shall agree to extend the current credit line of Davtec through July 31, 1997 unless there is a material adverse change in the financial condition of Davtec. In no event shall Fong, Carolyn Fong or Casazza be required to guaranty more than CAN $650,000 in connection with the renewal of the credit line.

    5.10 REPAYMENT OF INDEBTEDNESS.   Buyer shall pay off all outstanding
indebtedness of USA Skate owed to United Jersey Bank as of the Closing Date and post cash collateral (not to exceed $1,442,000) for outstanding letters of credit and bankers acceptances, and the Corporation shall receive from said bank, termination statements terminating all security interests related to this indebtedness; and, further, Amendola shall be released from his guaranties and his collateral related to this indebtedness.

    5.11 NEW BANK CREDIT FACILITY. Buyer shall have obtained a new bank credit facility for USA Skate from LaSalle National Bank ("LaSalle") and the subordination agreements between LaSalle and each of the Sellers shall be reasonably acceptable to Sellers. Further, Amendola shall cause the treasury bill in the face amount of $300,000 held in the name of Patricia Amendola in an account at United Jersey Bank to be pledged as collateral under USA Skate's bank credit facility with LaSalle. California Pro, Fong and Casazza shall guaranty, pursuant to a separate Guaranty in the form of EXHIBIT G, the return to Patricia Amendola of the $300,000 plus any interest thereon on the earlier of (i) completion of an initial public offering by Buyer or (ii) December 31, 1996.

    5.12 EMPLOYMENT/NON-COMPETE AGREEMENTS. USA Skate shall enter into an employment agreement with Amendola in the form of EXHIBIT E1, and non-compete agreements with each of Warren Amendola, Jr. and Richard Amendola in the forms of EXHIBITS E2 AND E3.

    5.13 REGISTRATION RIGHTS AGREEMENT. The Buyer and Sellers shall have entered into the Registration Rights Agreement with respect to the Buyer Shares, in the form of EXHIBIT F and Fong and Casazza shall have delivered their guaranties with respect to the Valuation Guaranty contained therein.

    5.14 INSURANCE CERTIFICATES. Sellers shall deliver to Buyer and California Pro insurance certificates for each insurance policy in effect for USA Skate and/or Davtec.

    5.15 RESIGNATION. Sellers shall deliver letters from all of the directors and officers of USA Skate and Three R resigning their positions with said corporations effective as of the Closing and, further, Amendola shall resign as President and director of Davtec.

    5.16 LEASE AMENDMENT. Amendola and USA Skate shall have entered into an amendment to the lease agreement with respect to USA Skate's operating facility located at 7 Brayton Court, Commack, New York 11725 reducing the term from ten years to five years.

6   POST-CLOSING COVENANTS.

    6.1 GENERAL. After the Closing Date if any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action, including the execution and delivery of such further instruments and documents, as any other Party reasonably may request, at the sole cost and expense of the requesting Party.

    6.2 LITIGATION SUPPORT. If, and for so long as any Party actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand by third parties in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Corporation, each of the other Parties shall cooperate with him, and his counsel in the defense or contest, make available their personnel, and provide such testimony and access to his books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party.

    6.3 ACCESS TO BOOKS AND RECORDS. For five years after the Closing Date, Sellers shall have reasonable access to the Corporation's and Three R's books and records for the purpose of preparing each Seller's individual, the Corporation's and Three R's income tax returns.

7   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

    7.1  SURVIVAL.

         (a) SELLERS. All of the representations and warranties of the Sellers contained in this Agreement shall survive and continue in full force and effect for a period of one year from the Closing Date, except those with regard to (i) the ownership and title to the Corporate Shares, which shall survive for the longer of six years or the applicable statute of limitations; and (ii) Taxes and fraud, which shall survive for the period of the applicable statute of limitations.

         (b) BUYER/CALIFORNIA PRO. All of the representations and warranties of the Buyer and California Pro contained in this Agreement shall survive and continue in full force and effect for a period of one year from the Closing Date.

    7.2  SELLERS LIABILITY TO BUYER AND CALIFORNIA PRO.

         (a) The Sellers jointly and severally agree to indemnify Buyer and/or California Pro from and against or otherwise be liable for any and all Adverse Consequences Buyer and/or California Pro may suffer directly resulting from, arising out of or caused by any breach by the Sellers of any of their representations, warranties, covenants or other agreements contained in this Agreement; provided, that Buyer and/or California Pro makes a written claim therefor (given in accordance with the notice provisions of Section 8.6) within the applicable survival period; provided further that (i)Sellers shall not have any obligation to indemnify Buyer from and against, or otherwise be liable to Buyer for, any Adverse Consequences resulting from, arising out of or caused by the breach of any representation, warranty or covenant of Sellers contained in this Agreement, until Buyer has suffered aggregate losses by reason of all such breaches in excess of a $50,000 threshold (at which point Sellers will be obligated to indemnify Buyer from and against, and be liable for, all such aggregate losses in excess of $50,000), and (ii) in calculating the foregoing $50,000 threshold, all losses suffered by Buyer by reason of such breaches shall be cumulated.

         (b) The Sellers agree to indemnify Buyer and California Pro from and against or otherwise be liable for all Adverse Consequences Buyer or California Pro may suffer as a result of (i) a breach of the representations regarding the ownership and title to Three R Shares, which indemnity shall survive for the longer of six years or the applicable statute of limitations,(ii) the operation of the Three R Profit Sharing Plan, and/or (iii) Taxes (except as specified in
Section 4.2(c)) and fraud for which Three R may become liable, each of which shall survive for the period of the applicable statute of limitations. This obligation shall survive indefinitely and not be subject to the Sellers Liability Cap.

         (c) The Sellers agree to indemnify Buyer from and against or otherwise be liable for all Adverse Consequences Buyer may suffer as a result of an agreement between certain employees and former shareholders of Davtec relating to the payment of compensation to them if Davtec were to achieve certain earnings levels. This obligation shall not be subject to the Sellers Liability Cap.

         (d) Buyer and/or California Pro, in their sole discretion, shall be entitled to collect and receive damages for any Adverse Consequences to which it or they are entitled under this Section 7.2 from any one or all of Sellers, each of whom shall be entitled to seek contribution from the other Sellers.

         (e) The Sellers' aggregate liability to Buyer and California Pro, by way of indemnification or otherwise hereunder, shall not exceed $1,200,000 (the "Sellers Liability Cap");

provided, however, that the items set forth in subsections (i) and (ii) of
Section 7.1(a) above shall not be limited by the Sellers Liability Cap nor shall Amendola's liability under the license agreement entered into in connection with this Agreement; and provided, further, that to the extent Sellers may be liable to Buyer hereunder, Sellers, at their option, may satisfy up to $675,000 of their obligations therefor by delivering to Buyer shares of CALP Common Stock (valued at $2.25 per share).

    7.3 CANSTAR CLAIM. Sellers jointly and severally agree to pay Davtec's liability to Canstar Sports, Inc. up to a two percent royalty on the net wholesale price (as defined in the license agreement) for hockey sticks with fiberglass shafts sold by Davtec in Canada for the period from June 1, 1995 through April 30, 1996 as required under a license agreement to be entered into between Davtec and Canstar in connection with the settlement of a patent infringement claim made by Canstar related to the fiberglass hockey stick shaft purchased by Davtec from a third party.

    7.4 BUYER AND CALIFORNIA PRO LIABILITY TO SELLERS. Buyer and California Pro jointly and severally agree to indemnify the Sellers from and against, or otherwise be liable to Sellers for, Adverse Consequences Sellers may suffer directly resulting from, arising out of or caused by any breach by the Buyer or California Pro of any of their representations, warranties, or covenants or other agreements contained in this Agreement; provided, that Sellers make a written claim therefor (in accordance with the notice provisions of Section 8.6) within the applicable survival period; provided, further:(i) that Buyer and California Pro shall not have any obligation to indemnify Sellers from and against any Adverse Consequences resulting from, arising out of or caused by the breach of any representation, warranty or covenant of Buyer and California Pro contained in this Agreement, until Sellers have suffered aggregate losses by reason of all such breaches in excess of a $50,000 threshold (at which point Buyer and California Pro will be obligated to indemnify Sellers from and against, and be liable for, all such aggregate losses in excess of $50,000, and
(ii) that in calculating the foregoing $50,000 threshold, all losses suffered by Sellers by reason of such breaches shall be cumulated; provided, that this $50,000 threshold shall not apply to any direct payment obligations under this Agreement or any of the other Buyer Documents.

    7.5 MATTERS INVOLVING THIRD PARTIES. If any third party shall notify any Party (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification against the other Party (the "Indemnifying Party") under this Section 7, then the Indemnified Party shall notify each Indemnifying Party thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is damaged.

    If the Indemnifying Party notifies the Indemnified Party within 15 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof: (1) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party; (2) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party concludes reasonably that the counsel the Indemnifying Party has selected has a conflict of interest); (3) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (which consent will not be unreasonably withheld); and (4) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party (which consent will not be unreasonably withheld).

    If the Indemnifying Party fails to notify the Indemnified Party within 15 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate.

8   MISCELLANEOUS.

    8.1 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

    8.2 ENTIRE AGREEMENT. This Agreement, the Seller Documents and the Buyer Documents (and the other agreements referred to herein or therein) constitute the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, that may relate in any way to the subject matter hereof.

    8.3 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of Buyer, California Pro and the Sellers. Notwithstanding the foregoing,

Buyer and California Pro may assign their rights and obligations under this Agreement for the benefit of their lenders, or the lenders to their subsidiaries, or pursuant to any agreement or plan of merger, or to Buyer or another subsidiary of California Pro in which California Pro is a substantial shareholder. No assignment shall relieve the Parties hereto of their respective liabilities and obligations hereunder.

    8.4 COUNTERPARTS. This Agreement may be executed and delivered in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

    8.5 HEADINGS. The Section headings contained in this Agreement are inserted for convenience only and shall not in any way affect the meaning or interpretation of this Agreement.

    8.6 NOTICES. Any and all notices or service of process required or permitted hereunder shall be in writing given as follows:

If to any of the Sellers, to the particular Seller:

         c/o Warren Amendola, Sr.
         22 Mallard Cove
         Centerport, NY  11721

    With a copy to:

         Edward I. Kramer, Esq.
         Blau, Kramer, Wactlar & Lieberman, P.C.
         100 Jericho Quadrangle
         Jericho, NY  11753
         TEL: (516) 822-4820
         FAX: (516) 822-4824

If to Buyer or California Pro, to the applicable Party at:

         8102 White Horse Road
         Greenville, SC  29611
         ATTN:  Michael S. Casazza, President
         TEL: (864) 294-5370
         FAX: (864) 294-5235

    With a copy to:

         Gerald Raskin, Esq.
         Friedlob Sanderson Raskin
           Paulson & Tourtillott, LLC
         1400 Glenarm Place, Suite 300
         Denver, Colorado 80202

         TEL: (303) 571-1400
         FAX: (303) 595-3970

    Any notice required to be made within a stated period of time shall be considered timely made if deposited before midnight of the last day of the stated period. Any Party may give any notice or other communication hereunder by personal delivery or using a nationally recognized overnight courier service, telecopy or telex. Any Party may change the address to which notices, service of process, requests, demands, claims or other communications hereunder are to be delivered by giving the other Parties notice in the manner set forth herein.

    8.7 GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York.

    8.8 JURISDICTION. The Parties hereby irrevocably and unconditionally (i) consent to the exclusive jurisdiction of the United States District Court for the Eastern District of New York or, if jurisdiction is not proper in such court, the Supreme Court of the State of New York, Suffolk County, over any action, suit or proceeding arising out of or relating to this Agreement,(ii) agree not to commence any action, suit or proceeding arising out of or relating to this Agreement except in such courts,(iii) agree that service of any process, summons, notice or document sent by U.S. certified mail, return receipt requested, or by nationally recognized overnight courier service to any other Party's address shall be effective service or process for any such action, suit or proceeding brought against any other Party in any such court, and (iv)waive any objection to proceeding in such court, including objections relating to FORUM NON-CONVENIENS.

    8.9 LITIGATION. If litigation arises out of or in connection with the transactions contemplated by this Agreement, the prevailing Parties in any such action shall be entitled to recover from the other Parties all costs of court, including reasonable attorneys' fees and court costs at the trial level.

    8.10 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless it is in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation or breach hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach hereunder or in any way affect any rights arising by virtue of any prior or subsequent such occurrence.

    8.11 SEVERABILITY. If the final judgment of a court having jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of time within which the judgment may be appealed.

    8.12 EXPENSES. Each of the Parties will bear his, her or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, except $50,000 may be expended by the Corporation in connection with this transaction.

    8.13 CONSTRUCTION. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Any reference to the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine gender where the context so permits. Terms defined in the singular shall have a comparable meaning when used in the plural and visa versa. The parties intend that the each representation, warranty and covenant contained herein shall have independent significance.

    8.14 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

    8.15 CONFIDENTIALITY. Each of Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information in his possession. If any of Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, Seller will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this
Section 8.15. If, in the absence of a protective order or the receipt of a waiver hereunder, any of Sellers is, on the advice of counsel, compelled to disclose any

Confidential Information to any Governmental Body or else stand liable for contempt, that Seller may disclose the Confidential Information to the Governmental Body; provided, however, that, at the reasonable request of Buyer, the disclosing Seller shall use his best efforts to obtain an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Buyer shall designate.

    IN WITNESS WHEREOF, the Parties have hereunto set their hands and seals as of the date first above written.

                                          "CORPORATE SELLERS"

                                          _______________________________
                                          Warren Amendola, Sr.

                                          _______________________________
                                          Patricia Amendola

                                          THREE R PROFIT SHARING
                                          RETIREMENT PLAN

                                          By_____________________________
                                            _____________________________

                                          "THREE R SELLERS"

                                          _______________________________
                                          Warren Amendola, Sr.

                                          _____________________________
                                          Warren Amendola, Jr.

                                          _____________________________
                                          Richard Amendola

                                          _____________________________
                                          Russell Amendola

                                          "BUYER"
                                          USA SKATE CORPORATION

                                          By_____________________________
                                            Michael S. Casazza, Sr.
                                            President

                                          "CALIFORNIA PRO"
                                          CALIFORNIA PRO SPORTS, INC.

                                          By_____________________________
                                            Michael S. Casazza, Sr.
                                            President

                                   LIST OF EXHIBITS

Exhibit A     Buyer's Promissory Note with Guaranty

Exhibit B     License Agreement with Guaranty

Exhibit C     Consulting and Non-Compete Agreement with Guaranty

Exhibit D     Escrow Agreement

Exhibit E1    Employment Agreement

Exhibit E2    Non-Compete Agreement - Warren Amendola, Jr.

Exhibit E3    Non-Compete Agreement - Richard Amendola

Exhibit F     Registration Rights Agreement with Guaranty

Exhibit G     Guaranty Re: Release/Cash Out of Collateral

Exhibit H     Davtec Promissory Note with Guaranty

                                  LIST OF SCHEDULES


                            Sellers' Disclosure Schedule

                            Corporation Disclosure Schedule

                            Three R Disclosure Schedule